POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED TOTAL RETURN SERIES, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES /s/ John F. Donahue John F. Donahue	TITLE Chairman and Director (Chief Executive Officer)	DATE October 19, 2000
/s/ J. Christopher Donahue J. Christopher Donahue	President and Director	October 19, 2000
/s/ Richard J. Thomas Richard J. Thomas	Treasurer (Principal Financial and Accounting Officer)	October 19, 2000
/s/ Thomas G. Bigley Thomas G. Bigley	Director	October 19, 2000
/s/ John T. Conroy, Jr. John T. Conroy, Jr.	Director	October 19, 2000
/s/ Nicholas P. Constantakis Nicholas P. Constantakis	Director	October 19, 2000
/s/ John F. Cunningham John F. Cunningham	Director	October 19, 2000
Lawrence D. Ellis, M.D. Lawrence D. Ellis, M.D.	Director	October 19, 2000
/s/ Peter E. Madden Peter E. Madden	Director	October 19, 2000
Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.	Director	October 19, 2000
/s/ John E. Murray, Jr. John E. Murray, Jr.	Director	October 19, 2000
Marjorie P. Smuts Marjorie P. Smuts	Director	October 19, 2000
John S. Walsh John S. Walsh	Director	October 19, 2000

Sworn to and subscribed before me this   19th   day of   October   , 2000

/s/ Janice L. Vandenberg

Notarial Seal Janice L. Vandenberg, Notary Public Pittsburgh, Allegheny County My Commission Expires October 4, 2002
       Member, Pennsylvania Association of
                            Notaries